Exhibit 99.1

MYR GROUP ANNOUNCES APPOINTMENT OF NEW BOARD MEMBER

Rolling Meadows, Ill.,– April 29, 2016 – MYR Group Inc. (“MYR Group” or the “Company”) (NASDAQ:MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States and Canada, today announced the appointment of Bradley T. Favreau to the Company’s Board of Directors (the “Board”), effective April 28, 2016 following the conclusion of the Company’s 2016 annual meeting of stockholders, pursuant to a settlement agreement that it entered into with Engine Capital, L.P. and its affiliates (together “Engine Capital”), regarding the composition of MYR Group’s Board on March 22, 2016. In accordance with the terms of the settlement agreement, Mr. Favreau was designated by Engine Capital as a replacement for Arnaud Ajdler, who had previously been designated as an Engine Capital Appointee.

The Board determined that Mr. Favreau is an independent director. Mr. Favreau will serve on the Board’s Compensation Committee.

“We welcome Brad to the Board,” said Bill Koertner, MYR Group’s President and CEO. “He brings additional diversity of background and experience to the Board. We look forward to working closely with Brad as well as the rest of the Board to enhance long-term value for all MYR Group shareholders.”

About Bradley T. Favreau

Mr. Favreau currently serves as a Partner at Engine Capital Management, LLC, which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change. As a Partner at Engine Capital Management, Mr. Favreau is responsible for sourcing, evaluating and monitoring investment opportunities. Mr. Favreau currently serves as a director and a member of the audit committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital, Mr. Favreau served as a consultant to HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO, his duties included identifying and initiating supply chain improvement initiatives. Prior to HUSCO, Mr. Favreau worked as an investment professional at Apax Partners (Apax), an international private equity investment group with $34 billion of assets under management. At Apax, his responsibilities included analyzing new investment opportunities and monitoring the operations of portfolio companies. Mr. Favreau received an MBA from Columbia Business School and graduated with honors from the Kelley School of Business at Indiana University.

About MYR Group Inc.

MYR Group is a leading specialty contractor serving the electrical infrastructure market throughout the United States and Canada, and has the experience and expertise to complete electrical installations of any type and size. MYR Group’s comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. MYR Group’s transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. MYR Group also provides commercial and industrial electrical contracting services to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States. For more information, visit myrgroup.com.

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MYR Group Inc. Announces Appointment of New Board Member

About Engine Capital

Engine Capital is a value-oriented special situations fund that invests both actively and passively in companies undergoing change.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR Group’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in any risk factors or cautionary statements contained in MYR Group’s Quarterly Reports on Form 10-Q or subsequent Current Reports on Form 8-K.

Contact

Betty R. Johnson, Chief Financial Officer

MYR Group Inc., 847-290-1891, investorinfo@myrgroup.com

Matt Sherman / Barrett Golden / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

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